SCHEDULE A

As of June 1, 2023

Series	Effective Date
Columbia Funds Series Trust I
Columbia Adaptive Retirement 2020 Fund	June 1, 2023
Columbia Adaptive Retirement 2025 Fund	June 1, 2023
Columbia Adaptive Retirement 2030 Fund	June 1, 2023
Columbia Adaptive Retirement 2035 Fund	June 1, 2023
Columbia Adaptive Retirement 2040 Fund	June 1, 2023
Columbia Adaptive Retirement 2045 Fund	June 1, 2023
Columbia Adaptive Retirement 2050 Fund	June 1, 2023
Columbia Adaptive Retirement 2055 Fund	June 1, 2023
Columbia Adaptive Retirement 2060 Fund	June 1, 2023
Columbia Solutions Aggressive Portfolio	August 16, 2017
Columbia Solutions Conservative Portfolio	August 16, 2017
Multi-Manager Directional Alternative Strategies Fund	August 17, 2016
Multi-Manager International Equity Strategies Fund	March 7, 2018
Multisector Bond SMA Completion Portfolio	August 7, 2019
Overseas SMA Completion Portfolio	August 7, 2019

Columbia Funds Variable Insurance Trust
Variable Portfolio – Managed Risk Fund	August 16, 2017
Variable Portfolio – Managed Risk U.S. Fund	August 16, 2017
Variable Portfolio – U.S. Flexible Growth Fund	October 25, 2016
Variable Portfolio – U.S. Flexible Moderate Growth Fund	October 25, 2016
Variable Portfolio – U.S. Flexible Conservative Growth Fund	October 25, 2016

A-1

SCHEDULE B

Fee Schedule

As of June 1, 2023

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below. The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

Fund	Schedule B Effective Date	Class Specific Administration Fee[1]	Core Investment Advisory Fee	Total[2]
Columbia Adaptive Retirement 2020 Fund	June 1, 2023
Class Adv		0.25%	0.30%	0.55%
Class Inst3		0%	0.30%	0.30%
Columbia Adaptive Retirement 2025 Fund	June 1, 2023
Class Adv		0.25%	0.30%	0.55%
Class Inst3		0%	0.30%	0.30%
Columbia Adaptive Retirement 2030 Fund	June 1, 2023
Class Adv		0.25%	0.30%	0.55%
Class Inst3		0%	0.30%	0.30%
Columbia Adaptive Retirement 2035 Fund	June 1, 2023
Class Adv		0.25%	0.30%	0.55%
Class Inst3		0%	0.30%	0.30%
Columbia Adaptive Retirement 2040 Fund	June 1, 2023
Class Adv		0.25%	0.30%	0.55%
Class Inst3		0%	0.30%	0.30%
Columbia Adaptive Retirement 2045 Fund	June 1, 2023
Class Adv		0.25%	0.30%	0.55%
Class Inst3		0%	0.30%	0.30%
Columbia Adaptive Retirement 2050 Fund	June 1, 2023
Class Adv		0.25%	0.30%	0.55%
Class Inst3		0%	0.30%	0.30%
Columbia Adaptive Retirement 2055 Fund	June 1, 2023
Class Adv		0.25%	0.30%	0.55%
Class Inst3		0%	0.30%	0.30%
Columbia Adaptive Retirement 2060 Fund	June 1, 2023
Class Adv		0.25%	0.30%	0.55%
Class Inst3		0%	0.30%	0.30%

[1]

The services for which this fee is payable include only shareholder and other services the expenses of which may vary across share classes consistent with Rule 18f-3 under the Investment Company Act of 1940, including without limitation expenses of arrangements for sub-transfer agency or shareholder services.

[2]

Fee is a “unitary fee” pursuant to which the Investment Manager pays the operating costs and expenses of the Fund other than the following expenses (which will be paid by the Fund): the unitary fee; taxes; interest; brokerage expenses; portfolio transaction expenses; fees pursuant to a 12b-1 plan, if any; and infrequent and/or unusual expenses, including but not limited to, litigation expenses.

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Solutions Aggressive Portfolio Columbia Solutions Conservative Portfolio	August 16, 2017	All	0.00%
Multisector Bond SMA Completion Portfolio Overseas SMA Completion Portfolio	August 7, 2019
Variable Portfolio – U.S. Flexible Growth Fund	October 25, 2016	Category 1	0.02%
Variable Portfolio – U.S. Flexible Moderate Growth Fund Variable Portfolio – U.S. Flexible Conservative Growth Fund Variable Portfolio – Managed Risk Fund Variable Portfolio – Managed Risk U.S. Fund	August 16, 2017

Assets invested in affiliated underlying funds (including ETFs and closed-end funds) that pay a management fee (or advisory fee, as applicable) to the Investment Manager

Category 2

Assets invested in securities (other than affiliated underlying funds (including ETFs and closed end funds)) that pay a management fee (or advisory fee, as applicable) to the Investment Manager), including other funds advised by the Investment Manager that do not pay a management fee, third party funds, derivatives and individual securities

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000

			0.720% 0.670% 0.620% 0.570% 0.550% 0.530% 0.520%
Multi-Manager Directional Alternative Strategies Fund	August 17, 2016	All	1.60%
Multi-Manager International Equity Strategies Fund	March 7, 2018	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.870% 0.820% 0.770% 0.720% 0.700% 0.680% 0.670%

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of

June 1, 2023.

COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Daniel J. Beckman
Name:	Daniel J. Beckman
Title	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Senior Vice President and North America Head of Operation & Investor Services